EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

BRESLER & REINER, INC. (OTC: BRER) OBTAINS A $32 MILLION ACQUISITION AND CONSTRUCTION LOAN

ROCKVILLE, MD. – August 20, 2004:  Bresler & Reiner, Inc. announced today that Wachovia Bank, N.A has provided a $32,000,000 acquisition and construction loan to B-R Penn Realty Owner, LP (“B-R Penn Realty”), an 80% owned subsidiary of the Company.  The loan bears interest at one month LIBOR plus 155 basis points, has a term of three years and provides for two, one-year extension options.

In January 2004, B-R Penn Realty acquired a historic property in Philadelphia, comprising two buildings, which it is redeveloping into an approximately 266 unit apartment property.   Simultaneous with the loan closing, the partnership drew down $6,000,000, the proceeds of which were used to pay off a loan the partnership had obtained at the time the property was acquired.

This press release may contain forward-looking statements that are based on current estimates, expectations, forecasts and projections about us, our future performance, the industry in which we operate, our beliefs and management’s assumptions. In addition, other written or oral statements that constitute forward-looking statements may be made by or on behalf of us.  Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” or “would be,” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

For further information contact:	Sidney M. Bresler, CEO
Bresler & Reiner, Inc.
11140 Rockville Pike
Suite 620
Rockville, Maryland 20852
(301) 945-4300
www.breslerandreiner.com